Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2023, in this Amendment No. 2 to the Registration Statement (Form F-1 No. 333-269357) and related Prospectus of New Ruipeng Pet Group Inc. dated March 14, 2023.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

March 14, 2023